Exhibit 99.2

Ventus Holdings Acquisition November 2021

| PUBLIC | © DIGI INTERNATIONAL INC. 2 Safe Harbor This presentation includes forward looking statements. These statements reflect our expectations about future operating and financial performance of both the acquired company and Digi following the acquisition and speak only as of the date of this presentation. Actual results, performance, or developments could differ materially from those expressed or implied by the forward-looking statements contained in this presentation as a result of known and unknown risks, uncertainties, and other factors including those identified in Digi’s Form 10‐K and other periodic filings with the Securities and Exchange Commission.

SCALABILITY MANAGEABILITY SECURITY RELIABILITY Solving MISSION-CRITICAL and BUSINESS-CRITICAL machine communications challenges in the most DEMANDING ENVIRONMENTS • Reliance on Digi’s experience, strength, and quality products Digi differentiates by providing software and service enabled hardware supported by responsive and knowledgeable resources • Proven, no-nonsense SOLUTIONS THAT WORK — and keep working NASDAQ DGII 1985 650+ 16 279 15% Year Founded Employees Worldwide Consecutive Years of Profitability Million In F20 Revenue Profit Margins Strength In Numbers Digi Transforms Work by Connecting the World’s People and Machines

4 • Grow ARR faster than top line growth • Grow profits faster than top line growth

Ventus is a Wireless Leader in Managed Network as a Service (MNaaS)

- Managed Network Service market is $57.4B with a projected 7.5% CAGR over the next five years*
- MNaaS combines technical design, implementation, and 24x7 expert management of WAN solutions
- Ventus services >170,000 sites, has averaged 13% growth, and less than 1% annual churn over the past five years

Ventus MNaaS Components

Edge Intelligence	• Custom and third party solutions • Accelerated provisioning • Performance reporting	
Connectivity	• Cellular primary and failover • Wired solutions • WiFi	
Management	• Technical design • Provisioning and installation • 24x7 expert support	

* Markets and Markets September 2021 report

DIGI
5 | PUBLIC | © DIGI INTERNATIONAL INC.

| PUBLIC | © DIGI INTERNATIONAL INC. 6 Ventus Accelerates Digi’s Transformation • Builds off decades of experience with reliable, wireless edge hardware to enable software, services, and subscription • Long lasting, high retention value proposition and customer relationships more than doubles Digi’s ARR • Profitable and cash generating, Ventus is immediately accretive to A-EPS, and expected to be accretive to EPS in FY23. • Meaningful growth and R&D synergies • Ventus’ results expected to be reported in our IoT Solutions business segment Ventus reported revenues of $25.9M for the first six months of 2021, and ARR of $45M as of June 30, 2021.

| PUBLIC | © DIGI INTERNATIONAL INC. 7 Terms • All cash • $347.4M upfront, no earn out • Represents just over eight times recurring revenue Attractive Terms and Financing Financing • New debt facilities: ̶ $350M Term B Loan ̶ $35M Revolver (untapped) • BMO Harris Commitment • Retired existing $48M debt facility • Closed 11/1/2021 More details on the combined financials and leverage will be reported on November 10, 2021 earnings.

| PUBLIC | © DIGI INTERNATIONAL INC. 8 Track Record of Successful Acquisitions in Both Business Segments 2015 2018 2017 2016 2019 Secure IT Infrastructure Task Management & Condition Monitoring Task Management & Condition Monitoring Condition Monitoring Enterprise LTE Networking Solutions Condition Monitoring 2021 IIoT Monitoring and Control LoRa Solutions